
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Consolidated Balance Sheet and Consolidated Income Statement and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-START>                             JAN-01-1994
<PERIOD-END>                               DEC-31-1994
<CASH>                                              14
<SECURITIES>                                         0
<RECEIVABLES>                                       58
<ALLOWANCES>                                         5
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F5>
<PP&E>                                            3029
<DEPRECIATION>                                    1274
<TOTAL-ASSETS>                                    2467
<CURRENT-LIABILITIES>                                0<F5>
<BONDS>                                            986<F1>
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                         703
<TOTAL-LIABILITY-AND-EQUITY>                      2467
<SALES>                                              0
<TOTAL-REVENUES>                                   643
<CGS>                                                0
<TOTAL-COSTS>                                      293<F2>
<OTHER-EXPENSES>                                   112<F3>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                  78
<INCOME-PRETAX>                                    113<F4>
<INCOME-TAX>                                        43
<INCOME-CONTINUING>                                 87
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                        87
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>This value consists of two components: Long-term Debt of 864 million and
    Capital Lease Obligations of 122 million. Short-term Debt is not included in this value.
<F2>This value represents Operating Expenses on the Consolidated Income
    Statement.
<F3>This value consists of the Provision for Depreciation and Amortization on
    the Consolidated Income Statement.
<F4>This value represents Income Before Income Taxes and Equity in Net
    Earnings of Affiliated Companies.
<F5>Not applicable because GATC has an unclassified balance sheet.

